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STEGMAN
& Company
Certified Public Accountants and
Management Consultants since 1915



                         CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the incorporation by reference in this Form 10-K of Suburban Bancshares, Inc. for the year ended December 31, 1998 of our report dated January 8, 1999 which appears on page 35 of the 1998 Annual Report to Shareholders of Suburban Bancshares, Inc.



                                       /s/

                                Stegman & Company

Baltimore, Maryland
March 16, 1999